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                                  Exhibit 23.1
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                     [Letterhead of KPMG Peat Marwick LLP]


To the Board of Directors and Stockholders of Mercantile Bancorporation Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" Amendment No. 1 to the prospectus.

                        /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
May 4, 1998